Exhibit 10.3

Onex Falcon Direct Lending BDC Fund

21 Custom House Street, 10th Floor

Boston, MA 02110

Re: Investment Advisory Agreement between Onex Falcon Direct Lending BDC Fund and Onex Falcon Investment Advisors, LLC

This waiver letter agreement (this “Waiver Letter”) to the Investment Advisory Agreement, dated as of September 16, 2021 (the “Agreement”), by and between Onex Falcon Direct Lending BDC Fund, a Delaware statutory trust (the “Company”), and Onex Falcon Investment Advisors, LLC, a Delaware limited liability company (the “Adviser”), is made this 11th day of May, 2023.

Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Agreement.

Beginning on July 1, 2023, the Adviser agrees to permanently waive the base management fee of the Company in excess of 1.25% of the Company’s net assets as of the end of the most recently completed calendar quarter; provided that the base management fee shall not be greater than 1.25% of the Company’s total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter.

Except as expressly amended hereby, the Agreement remains in full force and effect.

No waiver of any provision of this Waiver Letter, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of the party to be charged with the waiver or consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

This Waiver Letter may only be modified or terminated with the approval of the Company’s Board of Trustees.

This Waiver Letter and the Agreement contain the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof and thereof. This Waiver Letter shall be construed in accordance with the laws of the State of New York.

This Waiver Letter may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

[Remainder of Page Intentionally Blank]

Very truly yours,

ONEX FALCON INVESTMENT ADVISORS, LLC

By:	/s/ Steve Gutman
Name:	Steve Gutman
Title:	General Counsel

ACKNOWLEDGED AND AGREED:

ONEX FALCON DIRECT LENDING BDC FUND

By:	/s/ Steve Gutman
Name:	Steve Gutman
Title:	General Counsel

[Signature Page to Waiver Letter – Investment Advisory Agreement]